UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	BLNKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

August 25, 2022

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Cedric L. Richmond as Director

On August 25, 2022, Cedric L. Richmond was elected to our Board of Directors.

Cedric L. Richmond, age 48, is the former Senior Advisor to the Executive Office of the President of the United States and Director of the White House Office of Public Engagement in the Biden Administration, serving in such positions from January 2021 to May 2022. Currently, Mr. Richmond is the President of Richmond & Company, LLC, a governmental affairs consulting firm founded in May 2022.

Prior to joining the Biden Administration in January 2021, Mr. Richmond served as a Member of the United States House of Representatives, representing Louisiana’s Second District, from January 2011 to January 2021. While serving in the United States House of Representatives, Mr. Richmond served on the Committee on Small Business, the Committee on the Judiciary, the Committee on Homeland Security and the Committee on Ways and Means. Mr. Richmond was also elected as the youngest person to ever serve as the Chair of the Congressional Black Caucus, serving in such position from January 2017 to January 2019. From 2000 to 2010, Mr. Richmond served as a Member of the Louisiana House of Representatives where he represented the 101st District.

Mr. Richmond received a B.A. degree in Business Administration with a concentration in accounting from Morehouse College, a J.D. degree from Tulane University School of Law and is a graduate of Harvard’s John F. Kennedy School of Government Executive Program for Senior Executives in Government. Mr. Richmond has also received honorary doctorate degrees from Southern University and A&M College in Baton Rouge, Louisiana and Xavier University in New Orleans, Louisiana. Our Board of Directors believes that Mr. Richmond’s extensive experience in government service, insight into regulatory affairs, and his expertise in governance, oversight and ethics gained through service in the public sector, bring unique and valuable perspective to our Board and our company.

Mr. Richmond will serve on our Board’s environmental, social and governance (ESG) committee.

During the last two years, there have been no transactions or proposed transactions by us in which Mr. Richmond has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Richmond and any of our executive officers or other directors.

Our Board of Directors has determined that Mr. Richmond is “independent,” as independence is defined in the listing rules for the Nasdaq Stock Market.

With the addition of Mr. Richmond, our Board of Directors currently consists of eight members.

We issued a press release announcing the election of Mr. Richmond to our Board of Directors on August 31, 2022, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Press Release issued by Blink Charging Co., dated August 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: August 31, 2022	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chairman and Chief Executive Officer